EXHIBIT 99.1

Financial Corporation

For Immediate Release

AAMES FINANCIAL CORPORATION

Announces Special Meeting of Stockholders

Los Angeles, California, October 4, 2004 – Aames Financial Corporation (NASD OTC Bulletin Board: “AMSF”), announced that it will hold a special meeting of stockholders in connection with its proposed reorganization into a real estate investment trust. The special meeting will be held at the City Club, 333 South Grand Avenue, 54th Floor, Los Angeles, California 90071, on Tuesday, October 26, 2004 at 9:00 a.m., California time. The company’s board of directors has designated September 28, 2004 as the record date for determining which stockholders are entitled to receive notice of and vote at the special meeting.

At the special meeting, stockholders will be asked to approve and adopt an agreement and plan of merger dated as of July 21, 2004, which will effect the reorganization, and to approve new equity incentive plans for Aames Financial and Aames Investment Corporation, a wholly owned subsidiary of Aames Financial. Holders of a majority of the voting power of Aames Financial’s outstanding stock must vote in favor of the merger agreement and the equity incentive plans. In addition, a majority of the voting power of the outstanding preferred stock voting as a single class must also vote in favor of the merger agreement.

Additional Information and Where to Find It

In connection with the proposed reorganization, Aames Financial and Aames Investment filed a registration statement on Form S-4, including the proxy statement/prospectus constituting a part thereof, with the U.S. Securities and Exchange Commission. STOCKHOLDERS OF AAMES FINANCIAL ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REORGANIZATION, INCLUDING DETAILED RISK FACTORS REGARDING AAMES FINANCIAL AND AAMES INVESTMENT AND THE REORGANIZATION. The proxy statement/prospectus is expected to be mailed to stockholders of record on or about October 6, 2004. The proxy statement/prospectus and other documents are available free of charge at the SEC’s website (www.sec.gov) and by directing a request to John F. Madden, Jr., Secretary, Aames Financial Corporation, 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071, or emailing Aames Financial’s Investor Relations Department at info@aamescorp.com.

Participants in Solicitation

Aames Financial, Aames Investment, their respective directors, and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed reorganization. You may find information relating to their interests, including security holdings or otherwise, in the proxy statement/prospectus sent to stockholders in connection with the reorganization.

At June 30, 2004, Aames Financial operated 99 retail branches, including the National Loan Centers, and five regional wholesale operations centers throughout the United States.

For more information, contact either Ronald J. Nicolas, Jr., Executive Vice President and Chief Financial Officer, or Jon D. Van Deuren, Senior Vice President, Finance and Chief Accounting Officer, in Aames Financial’s Investor Relations Department at (323) 210-5311 or at info@aamescorp.com via email.

Additional information may also be obtained by visiting www.aames.net, Aames Financial’s website.

From time to time the company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, Aames Financial and Aames Investment note that a variety of factors could cause their actual results and experiences to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of Aames Financial’s and Aames Investment’s business include the following: increases in mortgage lending interest rates; adverse changes in the secondary market for mortgage loans; decline in real estate values; decreases in earnings from the company calling securitization trusts; limited cash flow to fund operations; dependence on short-term financing facilities; obligations to repurchase mortgage loans and indemnify investors; concentration of operations in California, Florida, New York and Texas; extensive government regulation; concentrated ownership of the company by a single stockholder; losses in securitization trusts; and intense competition in the mortgage lending industry. In addition, neither Aames Financial nor Aames Investment can guarantee consummation of the reorganization, compliance with the federal tax requirements applicable to REITs or Aames Financial’s and Aames Investment’s effective operation within limitations imposed on REITs by federal tax rules. For a more complete discussion of these risks and uncertainties, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors” in Aames Financials Form 10-K for the year ended June 30, 2004, the proxy statement/prospectus relating to the reorganization and subsequent filings by Aames Financial and Aames Investment with the SEC.